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                                                                   Exhibit 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report July 19, 1999 for Eagle River Interactive included in or made a part of this registration statement.


                                              ARTHUR ANDERSEN LLP

Denver, Colorado
December 8, 1999